EXHIBIT 99.2

Celcuity Announces Pricing of Follow-on Offering

MINNEAPOLIS, MN – June 28, 2021 - Celcuity Inc. (Nasdaq: CELC), a clinical-stage biotechnology company pursuing an integrated companion diagnostic and therapeutic strategy for treating patients with cancer, today announced the pricing of its underwritten public offering of 2,250,000 shares of its common stock at a price to the public of $25.00 per share. As part of the offering, Celcuity has granted the underwriters a 30-day option to purchase up to an additional 337,500 shares of common stock at the public offering price, less underwriting discounts and commissions. The offering is expected to close on July 1, 2021, subject to customary closing conditions.

Gross proceeds to Celcuity from the offering are expected to be approximately $56.25 million, before deducting underwriting discounts and commissions and other estimated offering expenses. Celcuity intends to use the net proceeds from the offering for working capital and general corporate purposes, which may include capital expenditures, research and development expenditures, clinical trial expenditures, expansion of business development activities and other general corporate purposes.

Jefferies and Cowen are acting as joint bookrunning managers for this offering. Canaccord Genuity is acting as the lead manager, Needham & Company is acting as the senior co-manager, and Craig-Hallum is acting as co-manager.

The shares are being offered by Celcuity pursuant to a registration statement on Form S-3 previously filed with and declared effective by the U.S. Securities and Exchange Commission. The offering is being made only by means of a prospectus. A preliminary prospectus supplement and accompanying prospectus related to the offering has been filed with the SEC and is available on the SEC’s website at www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus relating to this offering may be obtained, when available, from the following: Jefferies LLC, Attention: Equity Syndicate Prospectus Departments, 520 Madison Avenue, 2nd Floor, New York, NY 10022; by phone at (877) 821-7388; or by email at Prospectus_Department@Jefferies.com; or Cowen and Company, LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY, 11717, Attn: Prospectus Department, email postSaleManualRequests@broadridge.com, telephone: 833-297-2926.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of, or any solicitation of an offer to buy, these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Celcuity

Celcuity is a clinical-stage biotechnology company seeking to extend the lives of cancer patients by pursuing an integrated companion diagnostic and therapeutic strategy. Its CELsignia companion diagnostic platform is uniquely able to analyze live patient tumor cells to identify new groups of cancer patients likely to benefit from already approved targeted therapies. Its therapeutic efforts are focused on in-licensing and developing molecularly targeted therapies that address the same cancer driver its companion diagnostics can identify. Celcuity is headquartered in Minneapolis, MN.

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Forward-Looking Statements

This press release contains statements that constitute "forward-looking statements." In some cases, you can identify forward-looking statements by terminology such as "may," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "intends" or "continue," and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of Celcuity, which include, but are not limited to, risks and uncertainties related to market conditions and satisfaction of customary closing conditions related to the proposed public offering, as well as those other risks set forth in the Risk Factors section in Celcuity's Annual Report on Form 10-K for the year ended December 31, 2020 filed with the Securities and Exchange Commission on February 16, 2021 and in Exhibit 99.4 to Celcuity's Current Report on Form 8-K filed with the Securities and Exchange Commission on April 8, 2021. Risk factors are also contained in the preliminary prospectus supplement filed with the SEC with respect to the proposed public offering. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Celcuity undertakes no obligation to update these statements for revisions or changes after the date of this press release, except as required by law.

Contacts:

Celcuity Inc.
Brian Sullivan, bsullivan@celcuity.com
Vicky Hahne, vhahne@celcuity.com
763-392-0123

Westwicke ICR
Robert H. Uhl, robert.uhl@westwicke.com
619-228-5886

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